Registration No. 333-225673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERGY, INC.

(Exact name of registrant as specified in its charter)

Missouri	82-2733395
(State of incorporation)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

EVERGY, INC. 401(k) SAVINGS PLAN (formerly GREAT PLAINS ENERGY INCORPORATED 401(k) SAVINGS PLAN)

WESTAR ENERGY, INC. EMPLOYEES’ 401(k) SAVINGS PLAN

(Full title of the plans)

Heather A. Humphrey

Senior Vice President, General Counsel and Corporate Secretary

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On June 15, 2018, Evergy, Inc. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-225673) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register, among other things, (i) 200,000 shares of the Company’s Common Stock, no par value (the “Common Stock”), that were available for issuance under the Westar Energy, Inc. Employees’ 401(k) Savings Plan (the “Old Plan”) and (ii) 245,000 shares of Common Stock that were available for issuance under the Evergy, Inc. 401(k) Savings Plan (formerly the Great Plains Energy Incorporated 401(k) Savings Plan) (the “Plan”).

Effective December 1, 2019 (the “Effective Date”), the Old Plan was merged with and into the Plan and individuals previously eligible to participate in the Old Plan became eligible to participate in the Plan. As of the Effective Date, no new shares of Common Stock will be granted under the Old Plan. The 154,491 shares of Common Stock previously registered and reserved for issuance under the Old Plan and remaining unissued as of the Effective Date will become available for issuance under the Plan (the “Carryover Shares”). This Post-Effective Amendment No. 1 to the Original Registration Statement does not register any additional shares of Common Stock.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was disclosed in the Original Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Original Registration Statement (as amended, this “Registration Statement”) to reflect that, as of the Effective Date, the Carryover Shares may be issued under the Plan and to file as an exhibit hereto a copy of the Plan and a new opinion as to the validity of the Carryover Shares.

This Post-Effective Amendment No. 1 to the Original Registration Statement amends and supplements the items listed below. All other items of the Original Registration Statement are incorporated herein by reference without change.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 22, 2019;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June  30, 2019 and September 30, 2019, filed with the SEC on May 8, 2019, August 7, 2019 and November 6, 2019, respectively;

(c)

The Company’s Current Reports on Form 8-K filed with the SEC on February 15, 2019, March 14, 2019, March  15, 2019, March 25, 2019, March 27, 2019, August  19, 2019, September  3, 2019, September  9, 2019, October  30, 2019 and December 2, 2019;

(d)	Evergy, Inc. 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2018, as filed with the SEC on June 21, 2019; and

(e)

The description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form S-3 (Reg. No.  333-228179), under the heading “Description of Common Stock,” including any amendments or reports filed for purposes of updating such description.

All documents the Company and Evergy, Inc. 401(k) Savings Plan filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the SEC or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed by the Company or Evergy, Inc. 401(k) Savings Plan which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 8.	Exhibits

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the employee benefit plans subject to this Registration Statement and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify the plans.

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation of Evergy, Inc. (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the SEC on June 4, 2018).

3.2*	Amended and Restated By-laws of Evergy, Inc. (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the SEC on December 2, 2019).

5.1	Opinion of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary of Evergy, Inc., regarding the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP for Evergy, Inc.

23.2	Consent of Mayer Hoffman McCann P.C.

23.3	Consent of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary of Evergy, Inc. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (incorporated by reference to Exhibit 24.1 to Evergy, Inc.’s Registration Statement on Form S-8 (File No. 333-225673)).

24.2	Power of Attorney of John Arthur Stall.

99.1	Evergy, Inc. 401(k) Savings Plan, effective December 1, 2019.

*	Incorporated by reference herein as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 19, 2019.

EVERGY, INC.

By:	/s/ Terry Bassham
Terry Bassham President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Bassham Terry Bassham	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2019

/s/ Anthony D. Somma Anthony D. Somma	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2019

/s/ Steven P. Busser Steven P. Busser	Vice President – Risk Management and Controller (Principal Accounting Officer)	December 19, 2019

* Mark A. Ruelle	Chairman of the Board	December 19, 2019

* Mollie H. Carter	Director	December 19, 2019

* Charles Q. Chandler	Director	December 19, 2019

* Gary D. Forsee	Director	December 19, 2019

* Scott D. Grimes	Director	December 19, 2019

* Richard L. Hawley	Director	December 19, 2019

* Thomas D. Hyde	Director	December 19, 2019

* B. Anthony Isaac	Director	December 19, 2019

* Sandra A. J. Lawrence	Director	December 19, 2019

* Ann D. Murtlow	Director	December 19, 2019

* Sandra J. Price	Director	December 19, 2019

* John J. Sherman	Director	December 19, 2019

* S. Carl Soderstrom, Jr.	Director	December 19, 2019

* John Arthur Stall	Director	December 19, 2019

*By	/s/ Terry Bassham
Terry Bassham
Attorney-in-Fact*

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Evergy, Inc. 401(k) Savings Plan (formerly Great Plains Energy Incorporated 401(k) Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, State of Missouri, on December 19, 2019.

EVERGY, INC.
401(k) SAVINGS PLAN

By:	/s/ Heather A. Humphrey
Name:	Heather A. Humphrey
Chair, Administrative Committee